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                                 EXHIBIT 23.2
                                 ------------

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of Silicon Valley Research, Inc. on Form S-8 of our report on the consolidated financial statements of Silicon Valley Research, Inc. and its subsidiaries dated June 10, 1999 appearing in the Annual Report on Form 10-K of Silicon Valley Research, Inc. for the year ended March 31, 1999.

/s/Moss Adams LLP
San Francisco, California
September 3, 1999